EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 (No. 333-168445) of Jacksonville Bancorp, Inc. of our report dated March 19, 2010 on the consolidated financial statements of Jacksonville Bancorp, Inc. and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida
September 20, 2010